                                                                     Exhibit 4.6

                               WORLDCORP, INC.,
                                          Issuer,

                                      and

                       THE FIRST NATIONAL BANK OF BOSTON
                                          Trustee,


                         FIRST SUPPLEMENTAL INDENTURE

                         Dated as of February 22, 1994

                                      to

                                   INDENTURE

                           Dated as of May 15, 1992

                                  Relating to

                7% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2004

          THIS FIRST SUPPLEMENTAL INDENTURE is dated as of February 22, 1994, and is between WORLDCORP, INC., a Delaware corporation, (the "Company"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as Trustee under the Indenture, as defined below (the "Trustee").

                                R E C I T A L S
                                - - - - - - - -

          WHEREAS, the Company and the Trustee executed and delivered an Indenture dated as of May 15, 1992, (the "Indenture") providing for the issuance of the Company's 7% Convertible Subordinated Debentures due 2004 (the "Debentures"); and

          WHEREAS, in accordance with Section 9.02 of the Indenture, the holders of a majority in principal amount of the Debentures (the "Holders") have consented to an amendment to Section 4.07 of the Indenture; and

          WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid and binding instrument in accordance with its terms have been performed, and the execution and delivery hereof have been authorized in all respects;

          NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders, as follows:


                                   ARTICLE I

          Section 1.01.  Amendment to Section 4.07.  Section 4.07 of the
                         -------------------------
Indenture is hereby amended to read in its entirety as follows:

          The Company shall not and shall cause each Subsidiary not to, directly or indirectly, declare or pay any dividend or make any distribution on or in respect of any of its Capital Stock or to its shareholders (other than dividends or distributions payable solely in its Capital Stock, other than Disqualified Stock, and other than payments to the Company or any Subsidiary by any Subsidiary) or purchase, redeem or otherwise acquire or retire for value, or permit any Subsidiary to purchase or otherwise acquire for value, any Capital Stock or any warrants, rights or options (including any securities convertible into or exercisable or exchangeable for such Capital Stock, but not including the Securities) of the Company or any Subsidiary (collectively, "Restricted Payments") if, at the time of such Restricted Payment, or after giving effect thereto, a Default or an Event of Default shall have occurred and be continuing or shall occur as a result thereof, provided, however, that such provisions shall not
                               --------  -------
          prevent (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment complied with the provisions of this limitation on dividends, (ii) the retirement of any shares of the Company's Capital Stock by exchange for, or out of the proceeds of, the substantially concurrent sale of other shares of its Capital Stock other than Disqualified Stock, or (iii) any redemption of the Securities pursuant to the terms thereof.


                                   ARTICLE II

                            Miscellaneous Provisions
                            ------------------------

          Section 2.01.  Terms Defined.  All capitalized terms used herein shall
                         -------------
have the meanings assigned to them in the Indenture unless expressly defined otherwise in this First Supplemental Indenture.

          Section 2.02.  Indenture.  Except as expressly amended hereby, the
                         ---------
Indenture and Debentures remain in full force and effect. Any references to the Indenture in the Debentures shall refer to the Indenture as amended hereby.

          Section 2.03.  Governing Law.  The laws of the State of New York shall
                         -------------
govern this First Supplemental Indenture without regard to principles of conflicts of laws.

          Section 2.04.  Successors.  All agreements of the Company and the
                         ----------
Trustee in this First Supplemental Indenture shall bind their respective successors.

          Section 2.05.  Multiple Counterparts.  The parties may sign multiple
                         ---------------------
counterparts of this First Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

          Section 2.06.  Effectiveness.  The provisions of this First
                         -------------
Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee and the Company in accordance with the provisions of
Section 10.2 of the Indenture.

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their corporate seals to be hereunto affixed and attested, all as of the date first written above.


                                          WORLDCORP, INC.


[SEAL]

Attest: /s/ Andrew M. Paalborg            By: /s/ A. Scott Andrews
        -----------------------               --------------------------
        Andrew M. Paalborg                    A. Scott Andrews
        Secretary                             Chief FinancialOfficer



                                          THE FIRST NATIONAL BANK
                                          OF BOSTON

[SEAL]

Attest: /s/ Eileen Bligh                  By: /s/ J.E. Mogavero
        --------------------------            --------------------------
        Name:                                 Name:J.E. Mogavero
        Title:                                Title: Authorized Officer

STATE OF VIRGINIA   )
                    )  ss.:
COUNTY OF FAIRFAX   )


    On this 22nd day of February, 1994, before me personally appeared A. Scott
            ----
Andrews, Chief Financial Officer of WorldCorp, Inc. personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the foregoing First Supplemental Indenture as Chief Financial Officer on behalf of WorldCorp, Inc. and acknowledged to me that WorldCorp, Inc. executed it.


                                                          /s/ Carol Sue Bengston
[NOTARY SEAL]                             --------------------------------------
                                          Notary Public   Carol Sue Bengston


My commission expires:     April 30, 1996
                       ------------------------------
I was commissioned a notary public as Carol Sue Peters.

STATE OF   MASS    )
         --------
                   )
COUNTY OF SUFFOLK  )
          -------

    On this 23rd day of February, 1994, before me personally appeared
            ----
  James E. Mogavero         Authorized Officer  of The First National Bank
- -------------------------, --------------------
of Boston personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the foregoing First Supplemental Indenture as Authorized Officer on behalf of The First National Bank of Boston
             ------------------
and acknowledged to me that The First National Bank of Boston executed it.


                                          /s/ Bernadette May
[NOTARY SEAL]                             --------------------------------------
                                          Notary Public


My commission expires:          10/31/97
                       ------------------------------

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